EXHIBIT 10.1
PRA HEALTH SCIENCES, INC.
2017 EMPLOYEE STOCK PURCHASE PLAN
(as amended and restated effective as of January 1, 2019)

1.Establishment of Plan; Purposes. The Company hereby adopts the Plan. The purpose of the Plan is to provide Eligible Employees with a convenient means of acquiring an equity interest in the Company through Contributions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries and Participating Affiliates, and to provide an incentive for continued employment. The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). The Company intends to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code and, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the Plan authorizes the grant of a Purchase Right under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such Purchase Right(s) shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

2.    Definitions. As used in the Plan, the following terms shall have the meanings provided in this Section 2.

(a)    “Acquiring Corporation” shall have the meaning ascribed to it in Section 16(a) of the Plan.
(b)    “Administrator” means the Committee or one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.
(c)    “Applicable Law” means the requirements relating to the administration of equity-based awards and the related Shares under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and applicable laws of any non-U.S. jurisdiction where Purchase Rights are, or will be, granted under the Plan.
(d)    “Base Compensation” means an Eligible Employee’s annualized regular, fixed base salary or wages based on the Eligible Employee’s salary or wage rate (and number of hours per week) in effect as of the date of each Contribution and excludes any bonus, sales commissions, overtime payment, payment of deferred compensation or equity compensation, contribution by the Company or a Participating Subsidiary or Participating Affiliate to an

employee benefit plan or other similar payment or contribution. The Administrator shall have discretion to determine the application of this definition to Eligible Employees outside the United States.
(e)    “Board” means the Board of Directors of the Company.
(f)    “Code” means the United States Internal Revenue Code of 1986, as amended or replaced to date or hereafter. References to a specific section of the Code or United States Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)    “Committee” means the Compensation Committee of the Board or any subcommittee referred to in Section 5(c) of the Plan.
(h)    “Common Stock” means the common stock of the Company, USD 0.01 par value per share, as the same may be converted, changed, reclassified or exchanged.
(i)    “Company” means PRA Health Science, Inc., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts this Plan.
(j)    “Contributions” means the amount of Base Compensation contributed by a Participant through payroll deductions, or direct contributions made by a Participant where permitted for the Non-423 Component, to fund the exercise of any Purchase Rights granted to such Participants pursuant to the Plan.
(k)    “Corporate Transaction” shall have the meaning ascribed to it in Section 16(b) of the Plan.
(l)    “Date of Grant” means the first day of each Offering Period.
(m)    “Eligible Employee” means any individual who is treated as an active employee in the records of the Company, any Participating Subsidiary or any Participating Affiliate, regardless of any subsequent reclassification by the Company or by any Participating Subsidiary or Participating Affiliate, any governmental agency or any court. For purpose of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Participating Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months the individual’s right to reemployment is provided by statute or has been agreed to by contract or written policy of the Company which provides for a right of reemployment following the leave of absence.
(n)    “Enrollment Date” means the date an Eligible Employee: (i) satisfies the eligibility requirements of the Plan, and (ii) delivers to the Administrator or its designee in accordance with the rules established by the Administrator a fully-completed enrollment form

(which may be in electronic form) no later than three (3) business days before the next Date of Grant (or such other deadline established by the Administrator from time to time).
(o)    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
(p)    “Fair Market Value” shall mean (i) if the Company’s Common Stock is publicly traded as of a given date of determination, the closing selling price per share of Common Stock on such date of determination (or the closing selling price on the last preceding date for which such quotation exists, if the date of determination is not a Trading Day), as such price is reported on the Principal Exchange; or (ii) if the Company’s Common Stock is at the time not publicly traded, the Fair Market Value will be determined by the Committee, in good faith, taking into account any and all information known to the Company regarding the price and number of shares traded, if any, in privately negotiated transactions, and such other factors as it deems appropriate.
(q)    “Offering Period” means the periods established in accordance with Section 7 of the Plan during which Purchase Rights may be granted pursuant to the Plan and may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 7 and 29 of the Plan.
(r)    “Parent Corporation” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(s)    “Participant” means an Eligible Employee who enrolls in the Plan.
(t)    “Participating Affiliate” means any Subsidiary selected by the Administrator as eligible to participate in the Non-423 Component of the Plan.
(u)    “Participating Subsidiary” means any Subsidiary selected by the Administrator as eligible to participate in the 423 Component of the Plan.
(v)    “Plan” means this PRA Health Science, Inc. 2017 Employee Stock Purchase Plan, including both the 423 Component and the Non-423 Component.
(w)    “Principal Exchange” means the principal stock exchange or market on which the Common Stock is then traded.
(x)    “Purchase Date” means the last day of each Offering Period, subject to adjustment as described in Section 7 of the Plan.
(y)    “Purchase Price” shall have the meaning ascribed to it in Section 9 of the Plan.
(z)    “Purchase Right” means the right to purchase Shares under the Plan during an Offering Period.

(aa)    “Shares” means the shares of Common Stock reserved for the Plan.
(bb)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(cc)    “Termination Date” shall have the meaning ascribed to it in Section 3 of the Plan.
(dd)    “Trading Day” means a day on which the Principal Exchange is open for trading.
(ee)    “U.S.” means United States of America.
(ff)    “Withdrawal Date” shall have the meaning ascribed to it in Section 12(c) of the Plan.
3.    Effective Date; Termination Date. The Plan first became effective July 1, 2017 following the approval of the Plan by a majority of the Company’s shareholders on June 1, 2017. The Plan is amended and restated effective as of January 1, 2019. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 29 below), (b) issuance of all of the Shares, or (c) at 5:00 P.M. Eastern time on June 30, 2027 (the “Termination Date”). Following the Termination Date, no further Purchase Rights may be granted under the Plan, but such termination will not affect any Purchase Right granted prior to the Termination Date.

4.    Stock Subject to Plan. A total of 3,000,000 Shares of the Company’s Common Stock are reserved and will be available for issuance under this Plan, including both the 423 Component and the Non-423 Component. Such number will be subject to adjustments effected in accordance with Section 15 of this Plan. In the event that a Purchase Right or part thereof expires or is otherwise canceled or terminated, the Shares subject to the unexercised portion of such Purchase Right will be available for re-use in future Purchase Right grants under the Plan.

5.    Administration.

(a)    The Plan will be administered by the Committee. Anything in the Plan to the contrary notwithstanding and subject to Applicable Law, any authority or responsibility that, under the terms of the Plan may be exercised by the Committee, may alternatively be exercised by the Board. Subject to Applicable Law, no member of the Board or Committee (or its delegates) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance there upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary. The Company will pay all reasonable expenses incurred by the Administrator and the Company in connection with the administration of this Plan.

(b)    The Committee shall have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall be granted a Purchase Right and participate in the 423 Component or the Non-423 Component of the Plan, and which entities shall be Participating Subsidiaries or Participating Affiliates, (iii) determine the terms and conditions of any Purchase Right granted under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) amend an outstanding Purchase Right, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 16 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a Purchase Right or the Purchase Price applicable to a right), provided that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee specifically is authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside of the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Base Compensation, the dates and duration of Offering Periods or other periods during which Participants may make Contributions toward the purchase of Shares, the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable sub-plan or policy, the treatment of Purchase Rights upon a change in control or a change in capitalization of the Company, the handling of Contributions, the making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures, and handling of Share issuances and stock certificates that vary with applicable local requirement. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan, and any enrollment form and/or other instrument or agreement relating to the Plan, shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.

(c)    To the extent not prohibited by Applicable Law, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees of the Committee or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. For purposes of the Plan, references to the “Administrator” shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 5(c).

6.    Eligibility.
(a)    Eligible Employees are eligible to participate in the offering for each Offering Period, subject to the limitations imposed by Section 423(b) of the Code for the 423 Component.
(b)    In establishing the terms of a Purchase Right granted hereunder, the Administrator may exclude one or more of the following categories of employees from participation:
(i)    any employee who has a period of employment with the Company and/or a Participating Subsidiary or Participating Affiliate of less than 2 years (or some shorter period of employment as may be established by the Administrator from time to time);
(ii)    any employee whose customary employment with the Company and/or a Participating Subsidiary or Participating Affiliate is less than 20 hours per week (or at the discretion of the Administrator a threshold less than 20 hours per week);
(iii)    any employee whose customary employment is less than 5 months (or at the discretion of the Administrator a threshold less than 5 months) with the Company and/or a Participating Subsidiary or Participating Affiliate in any calendar year; or
(iv)    any employee who is a “highly compensated employee” as defined in Section 414(q) of the Code of the Company or a Participating Subsidiary or Participating Affiliate, and provided that the Administrator may also exclude subsets of highly compensated employees to the extent permitted by Section 423 of the Code and the regulations issued thereunder.
(c)    Notwithstanding anything else provided herein, a Purchase Right may not be granted in an Offering Period under the 423 Component to an employee who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, (i) owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries, or (ii) as a result of being granted a Purchase Right under this Plan with respect to such Offering Period, would own stock or hold rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company (or any Parent Corporation or Subsidiary of the Company).
7.    Offering Periods. Unless otherwise determined by the Administrator, this Plan will be administered on the basis of sequential six-month Offering Periods until the Plan is terminated: (a) a six (6) month period commencing on January 1 and ending on the following June 30, and (b) a six (6) month period commencing on July 1 and ending on the following December 31. The Administrator may establish additional or alternative sequential or overlapping Offering Periods, which may have different durations, provided that no Offering Period may exceed twenty-seven (27) months. In the event that the Purchase Date of a given

Offering Period is not a Trading Day, then the Purchase Date will be the last day prior to such date which is a Trading Day. The Administrator may establish different Offering Periods for the 423 Component and for the Non-423 Component.
8.    Grant of Purchase Right; Expiration. Each person who is an Eligible Employee on a Date of Grant will be granted a Purchase Right for the Offering Period. Such right will be to purchase up to the whole number of Shares to be determined by dividing 12,500 by the Fair Market Value of one (1) Share determined as of the Date of Grant. In any event, Purchase Rights granted to Eligible Employees are subject to the individual limit set forth in Section 13. In order to participate in the Plan for a given Offering Period, an Eligible Employee must enroll as described in Section 10 below. The Purchase Right granted hereunder will be exercised only as described in Section 11 below. Any portion of a Purchase Right remaining unexercised after the Purchase Date for the Offering Period to which such Purchase Right relates will expire immediately upon the end of such Offering Period.
9.    Purchase Price. The purchase price per share at which a Share may be acquired on a Purchase Date will be eighty-five percent (85%) of the lesser of: (a) the Fair Market Value of a Share on the Date of Grant (or, if the Date of Grant is not a Trading Day, the first Trading Day of the Offering Period), or (b) the Fair Market Value of a Share on the Purchase Date (the “Purchase Price”), provided, however, that the Administrator may, prior to the commencement of any Offering Period, provide for a Purchase Price for such Offering Period based on a discount of less than fifteen percent (15%) of the Fair Market Value of a Share on the Date of Grant or the Purchase Date. Further, the Purchase Price may be established by the Administrator by any manner or method the Administrator determines, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Administrator to comply with Applicable Law.
10.    Enrollment by Eligible Employee.
(a)    Enrollment. An Eligible Employee will be able to participate in the Plan on the first Date of Grant after his or her Enrollment Date. The Company may, from time to time change the Enrollment Date, permissible enrollment period, and the rules and procedures in place for an Eligible Employee to enroll in the Plan, as deemed advisable by the Administrator, in its sole discretion, for proper administration of the Plan. For avoidance of doubt, an employee who becomes eligible to participate in the Plan after an Offering Period has commenced will not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering Period.
(b)    Failure to Enroll. An Eligible Employee who does not deliver an enrollment form to the Administrator or its designee on or before the third (3rd) business day before the next Date of Grant (or such other deadline established by the Administrator from time to time) will not participate in the Plan for that Offering Period, nor for any subsequent Offering Period unless such Eligible Employee subsequently enrolls in the Plan by filing such an enrollment form with the Administrator or its designee on or before the third (3rd) business day before the next Date of Grant of such subsequent Offering Period (or such other deadline established by the Administrator from time to time).
(c)    Continuance of Enrollment. Once enrolled, a Participant’s enrollment carries forward to each subsequent Offering Period, unless and until such Participant’s employment with the Company ends, the Participant changes his or her Contributions election as described in Section 11(d) below, or the Participant withdraws from participation as described in Section 12 below.
11.    Contributions under the Plan; Exercise of Purchase Right and Payment of Purchase Price. Shares which are acquired pursuant to the exercise of a Purchase Right hereunder may be paid for only by means of Contributions made by the Participant during the Offering Period. Except as set forth below, the amount of Contributions withheld from a Participant’s Base Compensation, or otherwise contributed by a Participant, during each pay period will be determined by the Participant’s enrollment form.
(a)    Limitations on Contributions. Unless otherwise determined by the Administrator, payroll deductions with respect to the Plan for any Participant will be in whole percentages from 1% to 15% (or such greater percentage as the Administrator may establish from time to time before an Offering Period begins) of the Participant’s Base Compensation for each pay period during the applicable Offering Period. Notwithstanding the foregoing, the Administrator may change the contribution limit effective as of a future Date of Grant, upon reasonable notice to the Eligible Employees. Amounts withheld under the 423 Component will be reduced by any amounts contributed by the Participant and applied to the purchase of Common Stock pursuant to any other employee stock purchase plan qualifying under Section 423 of the Code. To the extent necessary to comply with non-U.S. requirements, the Administrator may permit Eligible Employees participating in a specified Offering Period to contribute amounts to the Plan through payment by cash, check or other means, provided that such contribution shall not exceed 15% (or such other greater percentage as the Administrator may establish from time to time before an Offering Period begins) of the Participant’s Base Compensation during the Offering Period.
(b)    Payroll Deductions or Contributions. Payroll deductions or contributions, as applicable, will commence on the first payday following the Date of Grant and will continue through the end of the Offering Period unless sooner altered or terminated by the Participant or otherwise as provided in the Plan.
(c)    Participant Accounts. An individual bookkeeping account will be maintained under the Plan for each Participant. All payroll deductions or contributions from a Participant will be credited to such account and will be deposited with the general funds of the Company, subject to Applicable Law. There is no obligation on the part of the Company to segregate funds for each Participant. Interest will not be paid on any Contributions held pursuant to this Plan, unless required under Applicable Law or the Administrator elects to make such payments.

(d)    Election to Stop Contributions. A Participant may elect to stop further Contributions by delivering to the Administrator or its designee a properly completed change form, or such other form as specified by the Administrator. Contributions will cease as soon as administratively practicable. An election to stop Contributions may be made at any time up to thirty (30) days prior to the end of an Offering Period (or such other deadline the Administrator may establish from time to time).
(e)    Purchase of Shares. On each Purchase Date, each Participant who has not withdrawn from the Offering Period or whose participation in the Offering Period has not terminated on or before such Purchase Date will automatically exercise his or her right to purchase the number of whole Shares arrived at by dividing the total amount of the Participant’s accumulated Contributions for the Offering Period by the Purchase Price; provided, however, in no event will the number of Shares purchased by the Participant exceed the number of Shares subject to the Participant’s Purchase Rights or the limitations imposed by Section 13 hereof. No Shares will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering Period or the Plan has terminated on or before such Purchase Date.
(f)    Issuance of Shares. As promptly as practicable after the Purchase Date, the Company will, at its election, either: (i) issue a certificate to each Participant representing the Shares deliverable to such Participant upon the exercise of the Purchase Right; or (ii) document each Participant’s interest in the Shares deliverable to such Participant by registering such Shares with the Company’s transfer agent (or another custodian selected by the Company) in bookentry form in each such Participant’s name.
(g)    Remaining Cash Balance. Unless otherwise determined by the Administrator, any cash balance remaining in a Participant’s account at the end of a Purchase Date will be refunded to the Participant as soon as practicable after such Purchase Date. In the event the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount necessary to purchase a whole Share, the Company may establish procedures whereby such cash is maintained in the Participant’s account and applied toward the purchase of Shares in the subsequent Offering Period.
12.    Participant Withdrawal.
(a)    Withdrawal from Offering Period. A Participant may withdraw from an Offering Period by delivering to the Administrator or its designee a properly completed notice of withdrawal, in such form as specified by the Administrator. Such notice of withdrawal may be made at any time up to thirty (30) days prior to the end of an Offering Period (or such other deadline the Administrator may establish from time to time). A Participant so withdrawing is prohibited from again participating in that Offering Period. Subject to Section 12(c), by withdrawing from an Offering Period, a Participant does not waive the right to participate in subsequent offerings, and may commence participation in the next Offering Period commencing immediately thereafter by again satisfying the requirements of Section 10 above. The Company may impose, from time to time, a requirement that the notice to withdraw be on file for a reasonable period prior to the effectiveness of the Participant’s withdrawal from an Offering Period.

(b)    Return of Contributions. Upon withdrawal from an Offering Period pursuant to Section 12(a), the withdrawn Participant’s accumulated Contributions which have not been applied toward the purchase of Shares under the Plan will be returned as soon as practicable after the withdrawal, without the payment of any interest to the Participant (unless the Administrator has determined otherwise pursuant to Section 11(c) above), and the Participant’s interest in the Offering Period will terminate.
(c)    Participation Following Withdrawal. An employee who is also an officer or director of the Company subject to section 16 of the Exchange Act and who is deemed to “cease participation” in the Plan within the meaning of Rule 16b-3 promulgated under the Exchange Act as amended from time to time or any successor rule or regulation as a consequence of his or her withdrawal from an Offering Period pursuant to Section 12(a) above will not again participate in the Plan for at least six (6) months after the date of such withdrawal (the “Withdrawal Date”). Unless otherwise construed to be an earlier date pursuant to any applicable law, the Withdrawal Date for purposes of this paragraph refers to the date that the related notice of withdrawal is provided to the Company as required by Section 12(a).
13.    Limitations on Shares to be Purchased. No Eligible Employee will be entitled to purchase Shares under the Plan at a rate which, when aggregated with his or her rights to purchase shares under all other employee stock purchase plans of the Company or any Participating Affiliate or Participating Subsidiary, exceeds USD 25,000 in fair market value, determined as of the Date of Grant (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in this Plan. The Company will automatically suspend the Contributions of any Participant as necessary to enforce such limit provided that when such Contributions automatically resume, the Company must apply the rate in effect immediately prior to such suspension. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available under the Plan as set forth in Section 4, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as is practicable and as the Administrator determines to be equitable.

14.    Effect of Termination of Employment. Unless otherwise required by Applicable Law, termination of an Eligible Employee’s employment with the Company, a Participating Affiliate or a Participating Subsidiary for any reason (including for retirement, disability, or death), immediately terminates his or her participation in this Plan. In addition, an Eligible Employee’s failure to remain eligible to participate in the Plan as described in Section 6 above immediately terminates his or her participation in this Plan. In either such event, the Contributions credited to the Eligible Employee’s account will be returned to him or her or, in the case of his or her death, as described in Section 26, as soon as practicable. Interest will not be paid on sums returned to a Participant pursuant to this Section 14 unless the Administrator elects otherwise pursuant to Section 11(c) above. For purposes of this Section 14, an Eligible Employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company, of a Participating Affiliate, or of a Participating Subsidiary in the case of medical leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or law.
15.    Capital Changes. In the event of any change affecting the number, class or terms of the Company’s Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Administrator will make appropriate adjustments to (a) the maximum number and class of securities issuable under the Plan, and (b) the number and class of securities and the price per Share in effect under each outstanding Purchase Right in order to prevent the dilution or enlargement of benefits thereunder. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or Purchase Price of Shares subject to a Purchase Right.
16.    Corporate Transactions.
(a)    Effect of Corporate Transaction. In the event of a Corporate Transaction (as defined below), the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to assume the Company’s rights and obligations under the Plan. In the event that the Company’s rights and obligations under the Plan are not so assumed, then the Plan will terminate effective as of the date of such Corporate Transaction, and all outstanding Purchase Rights will terminate effective as of the date of the Corporate Transaction to the extent that the Purchase Right is not exercised as of the date of the Corporate Transaction. In the event of such termination, the Contributions credited to a Participant’s account and not previously used to purchase Shares pursuant to a Purchase Right prior to such termination will, as soon as practicable, be returned to the Participant. Interest will not be paid on such sums returned to a Participant pursuant to this Section 16(a) unless the Administrator elects otherwise pursuant to Section 11(c) above.

(b)    Corporate Transaction Defined. As used in this Plan, the term “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:
(i)    a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;
(ii)    the sale, transfer or other disposition of all or substantially all of the assets of the Company;
(iii)    the complete liquidation or dissolution of the Company;
(iv)    any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger; or
(v)    acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.
17.    Nonassignability. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of a Purchase Right or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 26 below) by a Participant. Any such attempt at assignment, transfer, pledge or other disposition is void and without effect.
18.    Reports. Each Participant will receive promptly after the end of each Offering Period a report of his or her account setting forth the total Contributions accumulated, the number of Shares purchased, the per share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period.
19.    Notice of Disposition; Restriction on Transfer of Shares. Each Participant shall give the Administrator prompt notice of any disposition of Shares acquired pursuant to the Purchase Right granted under the Plan in accordance with such procedures as may be established by the Administrator. The Company may, at any time, through appropriate legends on any certificate representing Shares acquired pursuant to this Plan or otherwise, request that the third-

party broker of the Plan designated by the Company notify the Company of any transfer of Shares. The obligation of the Participant to provide such notice will continue notwithstanding any such request to the Company’s transfer agent. Further, the Administrator may require that, until such time as a Participant disposes of Shares acquired pursuant to the Purchase Right granted under the Plan, the Participant shall hold all such Shares in the Participant’s name and with a third-party broker/administrator designated by the Company until the lapse of any period(s) established by the Administrator.
20.    No Right to Continued Employment. Neither this Plan nor the grant of any Purchase Right hereunder will confer any right on any employee to remain in the employ of the Company, any Participating Affiliate or any Participating Subsidiary, or restrict the right of the Company, any Participating Affiliate or any Participating Subsidiary to terminate such employee’s employment.
21.    Rights as a Shareholder. No Eligible Employee will have any rights as a shareholder of the Company with respect to any Shares subject to a Purchase Right until: (a) such Purchase Right has been validly exercised in the manner described herein, (b) full payment of the Purchase Price has been made for such Shares, and (c) the Shares have been actually delivered to Employee in either certificated or book-entry form as described in Section 11(f) above. Except for adjustments as provided in Section 15 above, no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights as to which the record date for determining shareholders entitled to receive the same is prior to the date of the delivery of such Shares as described in Section 11(f) above.
22.    Payment of Taxes. Each Participant will be responsible for any federal, state, or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participating in the Plan, including, for avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or its Subsidiary, may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company or its Subsidiary, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee. In addition, the Company or its Subsidiary, as applicable, may withhold (a) from the proceeds of the sale of Shares, (b) a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay applicable withholding obligations, or (c) by any other means set forth in the applicable enrollment documents.
23.     Code Section 409A; Tax Qualification.
(a)    Purchase Rights granted under the 423 Component are exempt from the application of Section 409A of the Code. Purchase Rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 23(b), Purchase Rights granted to U.S. taxpayers under the Non-423 Component are subject to such terms and conditions that will permit such Purchase Rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirements that the Shares subject to a Purchase Right be delivered within the short-term deferral period. Subject to Section 23(b) of the Plan, in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Company determines that the Purchase Right or any aspect of the Purchase Right is subject to Section 409A of the Code, the Purchase Right shall be administered in a manner that will comply with Section 409A of the Code, including U.S. Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance issued after the effective date of the Plan. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the Purchase Right that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Company with respect thereto.
(b)    Although the Company may endeavor to (i) qualify the Purchase Right(s) for a favorable tax treatment under the laws of the U.S. or other jurisdictions outside of the U.S. or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in the Plan, including Section 23(a). The Company is not constrained in its corporate activity by any potential negative impact on Participants under the Plan.
24.    Equal Rights and Privileges. All Eligible Employees under the 423 Component will have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. The Company may reform any provision of the 423 Component of the Plan which is inconsistent with Section 423 or any successor provision of the Code, without further act or amendment by the Company, the Administrator or the Board, to comply with the requirements of Section 423 of the Code. As it relates to the 423 Component of the Plan, this Section 24 takes precedence over all other provisions in this Plan.
25.    Notices. Except as otherwise provided herein, any notice which the Company or an Eligible Employee may be required or permitted to give to the other will be in writing and will be deemed duly given when delivered personally or deposited in the United States mail, first class postage prepaid, and properly addressed. Notice, if to the Company, will be sent to the following address (or such other registered address of the Company in the future):
PRA Health Sciences, Inc.
4130 ParkLake Avenue, Suite 400
Raleigh, NC 27612
Attn: General Counsel

Any notice sent by mail by the Company to an Eligible Employee will be sent to the most current address of the Eligible Employee as reflected on the records of the Company or its

Participating Subsidiaries or Participating Affiliates as of the time said notice is required. In the case of a deceased Eligible Employee, any notice will be given to the Eligible Employee’s personal representative if such representative has delivered to the Company evidence satisfactory to the Company of such representative’s status as such and has informed the Company of the address of such representative by notice pursuant to this Section.
26.    Designation of Beneficiary.
(a)    To the extent permitted by the Administrator and under Applicable Law, a Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such Shares and cash. In addition, to the extent permitted by the Administrator and Applicable Law, a Participant may file on a form provided by the Company a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.
(b)    If applicable, a Participant may change such designation of beneficiary at any time by written notice on a form provided by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company will deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Administrator may designate.
27.    Conditions upon Issuance of Shares; Limitation on Sale of Shares. The issuance of Shares under the Plan will be subject to compliance with all applicable requirements of non-U.S., federal or state law with respect to the Shares. A Purchase Right may not be exercised if the issuance of Shares upon such exercise would constitute a violation of any applicable non-U.S., federal or state securities laws or other law or regulations or the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed. Shares will not be issued with respect to a Purchase Right unless (i) a registration statement under the U.S. Securities Act of 1933, as amended, is in effect at the time of exercise with respect to the Shares issuable upon exercise of the Purchase Right, or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of such Act. As a condition to the exercise of a Purchase Right, the Company may require a Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

28.    Governing Law. The Plan and all determinations made hereunder and actions taken pursuant hereto, will be governed by the substantive laws (excluding the conflict of laws rules) of the U.S. State of Delaware.
29.    Amendment or Termination of this Plan. The Board or the Committee may, from time to time, amend, modify, suspend or discontinue the Plan at any time without notice, provided that no Eligible Employee’s existing rights pursuant to a Purchase Right are adversely affected thereby; and, provided further that, except with the approval of stockholders of the Company, no such amendment of the Plan will: (a) increase the aggregate number of shares which may be sold upon the exercise of Purchase Rights granted under the Plan; (b) change the formula by which the number of shares which any Participant may purchase is determined; or, (c) make any other material change for which stockholder approval is required by the rules of the Principal Exchange. In the event the Board terminates or discontinue the Plan, no further Purchase Rights may be granted under the Plan, but such termination will not affect any Purchase Rights granted prior to the termination; any Purchase Rights outstanding as of the date of any such termination will remain in full force and effect according to their terms as though the Plan had not been terminated. Notwithstanding the foregoing, the Board or the Committee may make such amendments to the Plan as the Board or the Committee determines to be advisable, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.
30.    Successors and Assigns. Subject to Sections 17 and 26, this Plan will bind and inure to the benefit of the Company, any Eligible Employee, and their respective successors, assigns, personal or legal representatives and heirs.
31.    Severability. It is intended that each provision of this Plan be viewed as separate and divisible, and in the event that any provision hereof is held to be invalid or unenforceable, the remaining provisions will continue to be in full force and effect.
32.    Titles. Titles of Sections are provided herein for convenience only, do not modify or affect the meaning of any provision herein, and do not serve as a basis for interpretation or construction of this Plan.
33.    Gender and Number. As used herein, the masculine gender includes the feminine and neuter, the singular numbers the plural, and vice versa, whenever such meanings are appropriate.

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